PACTRUST
Pacific Realty Associates, L.P.
2000 Wyatt Drive, Suite 7
Santa Clara, California 95C54
408/588-4630 • Facsim le: 408/588-4636

June 15, 2006

Ted Wong, President
Nanosensors, Inc.
1800 Wyatt Drive, Suite 2
Santa Clara, CA 95054

Dear Ted:

Re: Facility No. mpbc1800 nanosens/COR
1800 Wyatt Drive, Suite 2, Santa Clara, California (the "Premises")

Enclosed is one fully executed First Amendment to Lease for the above referenced Premises. Please keep this original for your records.

If you have any questions, please feel free to contact me at 408/588-4630.

Very truly yours,

PACIFIC REALTY ASSOCIATES, L.P.

Aurora Dreyer
Administrative Assistant

Encl.

G:\AuroraD\Word\Letters\Multis\nanosensignamend.doc

FIRST AMENDMENT TO LEASE AGREEMENT

This First Amendment to Lease Agreement ("Amendment") is entered into as of this 1st day of June, 2006 by and between KOLL/INTEREAL BAY AREA, a California general partnership ("Landlord"), and NANOSENSORS, INC., a Nevada corporation ("Tenant"), with reference to the following:

Recitals

A. Landlord and Tenant entered into that certain Lease Agreement dated as of February 12, 2004 ("Lease") wherein Landlord leased to Tenant and Tenant leased from Landlord premises commonly known as 1800 Wyatt Drive, Suite 2, Santa Clara, California and more particularly described in the Lease ("Premises").

B. On the terms and conditions set forth in this Amendment, Tenant wishes to lease the Premises for the Extended Term (hereafter defined in Paragraph 3 below) and Landlord wishes to have Tenant lease the Premises for the Extended Term.

C. Landlord and Tenant wish to amend the Lease on the terms and conditions set forth in this Amendment to reflect the leasing by Tenant of the Premises for the Extended Term and to provide for such other matters as set forth in this Amendment.

NOW, THEREFORE, in consideration of the covenants and agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

Amendments and Agreements

1. **Recitals.** Landlord and Tenant hereby agree that the hereinabove recitals are true and correct.

2. **Definitions.** Unless defined otherwise in this Amendment, all capitalized terms used in this Amendment shall have the same meaning and definition given them in the Lease.

3. **Revised Lease Expiration Date; Extended Term.** The Term of the Lease expired on February 28, 2006 ("Lease Expiration Date"). As of the date of this Amendment, the Term of the Lease is extended to February 29, 2008 ("Revised Lease Expiration Date") and, unless terminated earlier, will expire on the Revised Lease Expiration Date. The period of time beginning on the day following the Lease Expiration Date and continuing through the Revised Lease Expiration Date is referred to herein as the "Extended Term."

4. **Monthly Base Rent.** Monthly Base Rent payable by Tenant for the Extended Term shall be as follows:

Period of Extended Term	Monthly Base Rent	$/Sq.Ft./Month
March 1, 2006 through May 31, 2006	$2,688.00	$1.40
June 1, 2006 through February 28, 2007	$2,208.00	$1.15
March 1, 2007 through February 29, 2008	$2,304.00	$1.20

5. **Monthly Operating Expense Charge.** Monthly Operating Expense Charges payable by Tenant for the Extended Term shall be as follows:

Period of Extended Term	Monthly Operating Expense Charge	$/Sq.Ft./Month
March 1, 2006 through May 31, 2006	$307.20	$0.16
June 1, 2006 through February 28, 2007	$364.80	$0.19
March 1, 2007 through February 29, 2008	$403.20	$0.21

6. **Tenant's Share of Increases in Real Property Taxes and Assessments and Increases in Landlord's Insurance Premiums.** Throughout the Extended Term, Tenant shall pay, pursuant to the terms of the Lease, Tenant's Share of increases in real property taxes and assessments (as that phrase is defined in the Lease) over the real property taxes and assessments paid for the Base Year (as that term is defined in the Lease) and increases in Landlord's insurance premiums (as that phrase is defined in the Lease) over the Landlord's insurance premiums paid for the Base Year.

7. **Tenant's Acceptance of Premises "AS IS."** Landlord and Tenant acknowledge that Tenant currently occupies the Premises. At the commencement of the Extended Term Tenant shall accept the Premises in its then "AS IS" condition and during the Extended Term shall continue to occupy the Premises in its "AS IS" condition.

8. **Additions and/or Amendments to Lease.** As of the date of this Amendment, the following provisions are added to the Lease and/or the following additional amendments are made to the Lease, as applicable:

A. **OFAC**. Tenant represents and warrants to Landlord that Tenant is not and shall not become a person or entity with whom Landlord is restricted from doing business under any current or future regulations of the Office of Foreign Asset Control ("OFAC") of the Department of the Treasury (including, but not limited to, those named on OFAC's Specially Designated and Blocked Persons list) or under any current or future statute, executive order (including, but not limited to, the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action and is not and shall not engage in any dealings or transaction or be otherwise associated with such persons or entities.

9. **Brokers.** Tenant represents and warrants to Landlord that neither it nor its officers or agents nor anyone acting on behalf of it has dealt with any real estate broker in the negotiating or making of this Amendment. Tenant agrees to indemnify and hold Landlord harmless from any claim or claims, costs, or expenses, including attorneys' fees, incurred by Landlord in conjunction with any claim or claims of any real estate broker, agent or finder to a commission, finder's fee, or equivalent compensation in connection with this Amendment as a result of the acts or omissions of Tenant. The terms of this Paragraph 9 shall survive the expiration or earlier termination of the Extended Term.

10. **Inconsistency.** In the event of any inconsistency or conflict between the terms of this Amendment and the terms of the Lease with respect to the matters which are the subject of this Amendment, the terms of this Amendment shall control.

11. **Ratification.** Except as expressly amended by this Amendment, the terms and provisions of the Lease are hereby ratified, confirmed, and shall remain in full force and effect.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment as of the date first above written.

TENANT:

NANOSENSORS, INC.,
a Nevada corporation

By: [signature]
Name: Ted Wong
Its: President

LANDLORD:

KOLL/INTEREAL BAY AREA,
a California general partnership

By: Washcop Limited Partnership,
a Delaware limited partnership,
Its: General Partner

By: Pacific Resources Associates LLC,
a Delaware limited liability company,
Its: General Partner

By: [signature]
Name: Gregory T. Cantrell
Its: Regional Property Manager